TRADEMARK LICENSE AGREEMENT

     THIS TRADEMARK LICENSE AGREEMENT (the "Agreement"), made and entered into this 21st day of July, 1994, by and between PRESTOLOCK INTERNATIONAL, LTD., a Michigan corporation,, having an office at 205 Robin Road, Paramus, New Jersey 07652, U.S.A., (hereinafter referred to as "Prestolock"), and THE EASTERN COMPANY, a Connecticut corporation, having its principal office at 112 Bridge Street, Naugatuck, Connecticut 06770, U.S.A., (hereinafter called "Licensee").

                                R E C I T A L S:

     WHEREAS, Prestolock is the owner of certain trademarks relating to various products, including locks and luggage; and

     WHEREAS, Licensee desires to acquire a license from Prestolock to enable it to use such trademarks on certain products on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and undertakings hereinafter set forth, the parties hereto agree as follows:

     1. As used herein:

          (a) The term "Licensed Products" shall mean wheel-dialed padlocks, gunlocks and deadbolts.

          (b) The term "Licensed Trademarks" shall mean those trademarks set forth in Exhibit A, and any applications and registrations therefore, anywhere in the world.

          (c) The term "Territory" shall mean anywhere in the world.



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     2. In consideration of $1 00 and other good and valuable consideration received to its satisfaction from Licensee, Prestolock hereby grants to Licensee the exclusive right and license to utilize in the Territory the Licensed Trademarks on Licensed Products made by Licensee in compliance with the terms and conditions thereof. Prestolock shall not grant any other party the right or license to utilize the Licensed Trademarks with respect to the Licensed Products in the Territory.

     3. Licensee may use the Licensed Trademarks only on or referring to Licensed Products.

     4. Licensee shall use the Licensed Trademarks only with respect to Licensed

Products which comply with reasonably commercial standards. Prestolock shall not assign or transfer the Licensed Trademarks except to an assignee or transferee which shall agree in writing to use the Licensed Trademarks only with respect to products (other than Licensed Products) which comply with reasonable commercial standards.

     5. Licensee recognizes Prestolock's title to the Licensed Trademarks and shall not at any time do or suffer to be done any act that will impair the rights of Prestolock in and to the Licensed Trademarks. Licensee shall not acquire and shall not claim any title to said Licensed Trademarks adverse to Prestolock by virtue of the license granted to Licensee, or through Licensee's past, present or future use of the Licensed Trademarks, or any variation thereof, it being the intention of the parties that all use of the Licensed Trademarks by Licensee shall at all times inure to the benefit of Prestolock as well as Licensee.

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     6. The parties shall notify each other of any unauthorized use of the
Licensed Trademarks by any third party promptly upon becoming aware of any such infringement. Prestolock shall promptly take all action as may be available to it to halt such unauthorized use. Licensee shall cooperate fully with Prestolock in investigating any such instance and, on Prestolock's request, shall assist and participate in any action which Prestolock shall take with respect thereto, including permitting any such action to be taken in Licensee's name, either alone or with Prestolock. All expenses of any such action shall be borne by Prestolock.

     7. This Agreement and the rights and privileges herein granted may not be assigned by Licensee without the written consent of Prestolock, except that this Agreement and the rights and privileges herein granted may be assigned by Licensee to a purchaser of Licensee's entire padlock product line, or other assignee of said product line, effective upon receipt of written notice of assignment by Prestolock.

     8. This Agreement shall terminate upon Licensee's failure to cure its breach of the terms herein within thirty (30) days of receipt of written notice of said breach.

     9. Upon termination of this Agreement, Licensee shall cease using the Licensed Trademarks or any variation thereof.

     10. All notices, deliveries, consents, waivers or requests permitted or required pursuant to this Agreement shall be sufficient and deemed to have been served when sent by prepaid cable, telex or facsimile with simultaneous mailing of a copy thereof by registered or certified air mail to the addresses stated above, or at such other addresses of which the parties may have notified each other.



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     11. This Agreement is binding on and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by duly authorized officers thereof.

ATTEST:                                      PRESTOLOCK INTERNATIONAL LTD.

____________________________________         By /s/Robert J. Skandalaris
                                                -------------------------
                                                   Robert J. Skandalaris
                                                   Its Chairman
                                                   Date: July     , 1994

 ATTEST:                                              THE EASTERN COMPANY

____________________________________         By /s/Steven G. Sanelli
                                                -------------------------
                                                   Steven G. Sanelli
                                                   Its Vice President
                                                   Date: July     ,1994


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